MID PENN BANCORP, INC.
EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
Name                                State of Incorporation
Mid Penn Bank                            Pennsylvania
MPB Financial Services LLC                    Pennsylvania
MPB Risk Services LLC                        Pennsylvania
MPB Acquisition Sub I LLC                    Pennsylvania
MPB Wealth Management LLC                    Pennsylvania
MPB Launchpad Fund 1 LLC                    Pennsylvania
MPB Realty Holding LLC                        Pennsylvania